Exhibit 99.1

BLOCKBUSTER REPORTS SECOND QUARTER 2006 RESULTS

DALLAS, July 27, 2006 — Blockbuster Inc. (NYSE: BBI, BBI.B) today reported financial results for the second quarter ended June 30, 2006. Net income for the second quarter of 2006 totaled $68.4 million, or $0.31 per diluted common share, compared with a net loss of $57.2 million, or $0.31 per common share, for the second quarter of 2005.

Net income for the period was affected by the impact of favorable tax audit settlements, costs incurred for store closures and discontinued operations in Spain. Excluding these items, adjusted net loss totaled $21.4 million, or $0.13 per common share, an improvement of $23.2 million as compared with adjusted net loss of $44.6 million, or $0.24 per common share, for the second quarter of 2005. The calculations of adjusted net loss and adjusted net loss per common share are shown on page 5 of the tables accompanying this release.

“Our second quarter 2006 results mark our third consecutive quarter of solid performance and demonstrate the continued successful execution of our business plan,” said Blockbuster Chairman and CEO John Antioco. “Domestic same-store movie rental revenues increased 3.8%. Our profitability and cash flow have improved significantly year-over-year, and as a result, our balance sheet is much healthier. We have also gained momentum in our online business. In short, we achieved our objectives for the quarter and will continue to work toward driving improved results while focusing on our combined in-store and online offering.”

Second Quarter 2006 Financial Results

Revenues for the second quarter of 2006 declined 5.0% to $1.32 billion compared with $1.39 billion for the second quarter of last year, primarily due to a reduction in revenues from the closure of stores and lower

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Blockbuster Inc. Second Quarter 2006 Earnings Release

margin retail sales. These decreases were partially offset by an increase in revenues from BLOCKBUSTER Online® resulting from growth in the subscriber base, which totaled approximately 1.4 million subscribers on June 30, 2006, including approximately 100,000 trial subscribers at quarter-end who subsequently converted to paying members. Worldwide same-store rental revenues for the second quarter were flat as compared with the same period last year, reflecting an increase in domestic same-store rental revenues and a decline in international same-store rental revenues. Worldwide same-store retail revenues for the second quarter of 2006 declined 9.2% from the same period last year.

Operating loss for the second quarter of 2006 was $6.4 million, an improvement of $49.6 million from an operating loss of $56.0 million for the second quarter of 2005. The significant improvement was driven by the Company’s cost containment actions, including reduced corporate overhead and store expenses and lower advertising costs. The reduction in SG&A expenses was partially offset by a $28.2 million decrease in gross profit mostly due to the decline in total revenues. Gross margin for the second quarter increased to 55.9% from 55.2% for the same period last year largely due to a change in the revenue mix between rental and retail revenues. Rental revenues represented 75.1% of total revenues for the second quarter of 2006 as compared to 73.1% for the same period last year.

Income from continuing operations, which excludes a gain of $7.7 million on discontinued operations in Spain, totaled $60.7 million, or $0.28 per diluted common share, for the second quarter of 2006 as compared with a loss from continuing operations of $55.4 million, or $0.30 per common share, for the second quarter of 2005. This change reflects the favorable resolution of multi-year income tax audits in the amount of $91.2 million and $9.1 million of costs incurred for store closures.

Operating income increased $147.9 million to $20.7 million for the first six months of 2006 from a loss of $127.2 million for the first six months of 2005. Cash flow provided by operating activities for the first six months of 2006 increased by $205.0 million to $17.7 million from a $187.3 million deficit for the first six months of 2005. Free cash flow (net cash flow provided by operating activities less capital expenditures) improved by $260.7 million to a negative $6.1 million for the first six months of 2006 from a negative $266.8 million for the same period last year. In addition to the improvement in profitability, cash flow was also impacted by the settlement of income tax audits discussed above, which resulted in a cash receipt of approximately $21 million and a reduction of accrued liabilities. The Company paid down approximately $150 million in debt including the entire $135 million balance outstanding under its revolving credit

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Blockbuster Inc. Second Quarter 2006 Earnings Release

facility at December 31, 2005, which increased its borrowing capacity to approximately $293 million at June 30, 2006.

Additional financial and operational information for the second quarter and year-to-date 2006 can be found in the tables accompanying this release.

Earnings call

The Blockbuster earnings call will be webcast today at 9 a.m. Central time. Following the conclusion of the webcast, a replay of the call will be available via the Company’s website. Additionally, further detail on the Company’s results can be found in the Company’s Form 10-K for the year ended December 31, 2005, the Company’s Form 10-Q for the quarter ended March 31, 2006 and the Company’s upcoming Form 10-Q for the quarter ended June 30, 2006. The filings and the webcast can be accessed at http://investor.blockbuster.com.

About Blockbuster

Blockbuster Inc. is a leading global provider of in-home movie and game entertainment, with over 8,500 stores throughout the Americas, Europe, Asia and Australia. The Company may be accessed worldwide at blockbuster.com.

Press Contacts:	Investor Relations Contact:

Karen Raskopf	Angelika Torres

Senior Vice President, Corporate Communications	Director, Investor Relations

(214) 854-3190	(214) 854-4279

OR

Randy Hargrove

Senior Director, Corporate Communications

(214) 854-3190

Forward-Looking Statements

This release and our related earnings conference call include forward-looking statements related to our operations and business outlook and financial and operational strategies and goals. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may include, without limitation, statements relating to (1) our ability to improve profitability and cash flow and to increase our market share; (2) our expectations for reducing operating expenses and capital expenditures; (3) our overall strategies and related initiatives and investments, including our “No Late Fees” program, online business and efforts to integrate our in-store and online consumer offering, and our expectations with respect to the competitive and financial impact of these and other initiatives, including their impact on domestic same-store rental revenues; (4) our expectations for establishing our online business as profitable and our online subscriber growth goals; (5) our outlook for the home video industry and our performance relative to the industry; and (6) our expectations with respect to potential divestitures and store closures. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry. These statements are not guarantees of future performance and involve risks, uncertainties,

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Blockbuster Inc. Second Quarter 2006 Earnings Release

assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Factors that may cause actual results to vary materially include, among others: (1) consumer appeal of our existing and planned product and service offerings, including our “No Late Fees” program, online business and combined in-store and online consumer offering, and the related impact of competitor pricing and product and service offerings; (2) overall industry performance and the accuracy of our estimates and judgments regarding trends impacting the home video industry; (3) our ability to obtain favorable terms from suppliers, including on such matters as copy depth and uses of product; (4) the studios’ dependence on revenues generated from retail home video and their related determinations with respect to pricing and the timing of distribution of their product; (5) the variability in consumer appeal of the movie titles and games software released for rental and sale; (6) our ability to comply with operating and financial restrictions and covenants in our debt agreements; (7) our ability to respond to changing consumer preferences, including with respect to video on demand, digital distribution and other new technologies and alternative methods of content delivery, and to effectively adjust our offerings if and as necessary; (8) the extent and timing of our continued investment of incremental operating expenses and capital expenditures to continue to develop and implement our initiatives and our corresponding ability to effectively control and reduce overall operating expenses and capital expenditures; (9) our ability to effectively and timely prioritize and implement our initiatives and to timely implement and maintain the necessary information technology systems and infrastructure to support our initiatives; (10) our ability to capitalize on anticipated industry consolidation; (11) the application and impact of future accounting policies or interpretations of existing accounting policies; (12) the impact of developments affecting our outstanding litigation and claims against us; and (13) other factors, as described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2005 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly report on Form 10-Q for the quarter ended March 31, 2006. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release and in our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

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BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Base rental revenues	$821.0	$846.3	$1,709.1	$1,778.6
Previously rented product ("PRP") revenues	150.9	148.5	303.1	285.3
Extended viewing fee ("EVF") revenues	18.3	20.2	37.2	48.9

Total rental revenues	990.2	1,015.0	2,049.4	2,112.8
Merchandise sales	314.3	355.9	660.6	775.7
Other revenues	14.0	17.7	29.9	35.4

	1,318.5	1,388.6	2,739.9	2,923.9

Cost of sales:
Cost of rental revenues	349.0	341.7	709.1	697.1
Cost of merchandise sold	231.8	281.0	493.4	603.8

	580.8	622.7	1,202.5	1,300.9

Gross profit	737.7	765.9	1,537.4	1,623.0

Operating expenses:
General and administrative	654.4	698.2	1,336.6	1,450.4
Advertising	34.5	55.6	73.7	174.2
Depreciation and amortization of intangibles	55.2	68.1	106.4	125.6

	744.1	821.9	1,516.7	1,750.2

Operating income (loss)	(6.4)	(56.0)	20.7	(127.2)
Interest expense	(26.1)	(22.0)	(52.9)	(42.8)
Interest income	4.4	0.9	5.7	1.9
Other items, net	0.5	(1.0)	1.8	(2.8)

Loss before income taxes	(27.6)	(78.1)	(24.7)	(170.9)
Benefit for income taxes	88.3	22.7	90.9	58.7

Income (loss) from continuing operations	60.7	(55.4)	66.2	(112.2)
Income (loss) from discontinued operations	7.7	(1.8)	0.3	(2.5)

Net income (loss)	68.4	(57.2)	66.5	(114.7)
Preferred stock dividends	(2.8)	—	(5.6)	—

Net income (loss) applicable to common stockholders	$65.6	$(57.2)	$60.9	$(114.7)

Net income (loss) per common share:
Basic
Continuing operations	$0.31	$(0.30)	$0.33	$(0.61)
Discontinued operations	$0.04	$(0.01)	$0.00	$(0.01)
Net income (loss)	$0.35	$(0.31)	$0.33	$(0.62)
Diluted
Continuing operations	$0.28	$(0.30)	$0.31	$(0.61)
Discontinued operations	$0.03	$(0.01)	$0.00	$(0.01)
Net income (loss)	$0.31	$(0.31)	$0.31	$(0.62)
Weighted average common shares outstanding:
Basic	186.9	183.7	186.8	183.7

Diluted	217.9	183.7	217.5	183.7

Cash dividends per common share	$—	$0.02	$—	$0.04

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:
	Three Months Ended June 30,				Six Months Ended June 30,
	2006		2005		2006		2005
	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total	Revenues	Percent of Total
Rental revenues:
Base movie rental revenues-in-store	$688.4	69.5%	$722.3	71.1%	$1,447.7	70.6%	$1,540.8	73.0%
Base movie rental revenues-online	57.6	5.8%	35.2	3.5%	109.5	5.4%	57.7	2.7%
Movie PRP revenues	134.6	13.6%	129.3	12.8%	266.4	13.0%	251.3	11.9%
Movie EVF revenues	16.9	1.7%	18.6	1.8%	34.4	1.7%	45.1	2.1%

Total movie rental revenues	897.5	90.6%	905.4	89.2%	1,858.0	90.7%	1,894.9	89.7%

Base game rental revenues	75.0	7.6%	88.8	8.7%	151.9	7.4%	180.1	8.5%
Game PRP revenues	16.3	1.7%	19.2	1.9%	36.7	1.8%	34.0	1.6%
Game EVF revenues	1.4	0.1%	1.6	0.2%	2.8	0.1%	3.8	0.2%

Total game rental revenues	92.7	9.4%	109.6	10.8%	191.4	9.3%	217.9	10.3%

Total rental revenues	$990.2	100.0%	$1,015.0	100.0%	$2,049.4	100.0%	$2,112.8	100.0%

Merchandise sales:
Movie sales	$98.1	31.2%	$129.7	36.5%	$215.8	32.7%	$304.2	39.2%
Game sales	136.5	43.4%	144.6	40.6%	287.9	43.6%	303.7	39.2%
General merchandise sales	79.7	25.4%	81.6	22.9%	156.9	23.7%	167.8	21.6%

Total merchandise sales	$314.3	100.0%	$355.9	100.0%	$660.6	100.0%	$775.7	100.0%

Other Information:
		Three Months Ended June 30,				Six Months Ended June 30,
		2006	2005			2006	2005
Same-Store Revenues Data:
Worldwide same-store revenues increase (decrease)
Rental revenues		0.0%	(6.5)%			(0.3)%	(6.0)%
Merchandise sales		(9.2)%	1.2%			(12.8)%	9.2%
Total revenues		(2.5)%	(4.7)%			(3.8)%	(2.5)%

Domestic same-store revenues increase (decrease)
Rental revenues		1.6%	(6.6)%			1.8%	(6.4)%
Merchandise sales		(26.2)%	0.6%			(27.7)%	8.2%
Total revenues		(3.7)%	(5.5)%			(4.0)%	(4.1)%

International same-store revenues increase (decrease)
Rental revenues		(4.8)%	(6.3)%			(6.9)%	(4.6)%
Merchandise sales		6.2%	1.8%			1.4%	10.2%
Total revenues		0.0%	(2.7)%			(3.3)%	1.4%

Margin:
Rental margin		64.8%	66.3%			65.4%	67.0%
Merchandise margin		26.2%	21.0%			25.3%	22.2%
Gross margin		55.9%	55.2%			56.1%	55.5%

Cash Flow Data:
Net cash flow provided by (used for) operating activities		N/A	N/A			$17.7	$(187.3)
Net cash flow used for investing activities		N/A	N/A			$(14.3)	$(80.4)
Net cash flow provided by (used for) financing activities		N/A	N/A			$(159.3)	$80.4

Capital Expenditures		N/A	N/A			$(23.8)	$(79.5)

Balance Sheet Information:
			June 30, 2006		December 31, 2005		June 30, 2005
Cash and cash equivalents			$125.0		$276.2		$138.7
Merchandise inventories			$295.6		$310.3		$412.2
Rental library			$436.0		$475.5		$491.2
Accounts payable			$306.3		$368.1		$549.4
Total debt (including capital lease obligations)			$1,003.9		$1,158.0		$1,236.6

BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION, continued

Worldwide Store Count Information:
	Six Months Ended June 30,
	2006	2005
Domestic Company-Owned Stores:
Beginning	4,617	4,708
Additions	53	75
Closures	(217)	(74)

Ending	4,453	4,709

International Company-Owned Stores:
Beginning	2,541	2,557
Additions	10	37
Closures	(122)	(16)

Ending	2,429	2,578

Franchised Stores:
Beginning	1,884	1,829
Additions	21	21
Closures	(88)	(18)

Ending	1,817	1,832

Total Stores Worldwide:
Beginning	9,042	9,094
Additions	84	133
Closures	(427)	(108)

Ending	8,699	9,119

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used for) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with generally accepted accounting principles (“GAAP”), free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used for) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used for) operating activities, the most directly comparable amounts reported under GAAP.

The following table provides a reconciliation of net cash flow provided by (used for) operating activities to free cash flow:

	Six Months Ended June 30,
	2006	2005
Net cash flow provided by (used for) operating activities	$17.7	$(187.3)

Adjustments to reconcile net cash flow provided by (used for) operating activities to free cash flow:
Capital expenditures	(23.8)	(79.5)

Free cash flow	$(6.1)	$(266.8)

The following table provides a reconciliation of net income (loss) to free cash flow:
	Six Months Ended June 30,
	2006	2005
Net income (loss)	$66.5	$(114.7)
Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and amortization of intangibles	106.4	125.7
Non-cash share-based compensation expense	13.7	21.4
Capital expenditures	(23.8)	(79.5)
Rental library purchases, net of rental amortization	49.6	(12.1)
Changes in working capital	(213.8)	(129.2)
Changes in deferred taxes and other	(4.7)	(78.4)

Free cash flow	$(6.1)	$(266.8)

BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION, continued

(Dollars in millions)

For the three and six month periods ended June 30, 2006, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating income excluding charges related to costs incurred for store closures and the recognition of a tax benefit from the resolution of multi-year income tax audits. Additionally for the six month period ended June 30, 2006, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating income excluding severance costs incurred for a reduction-in-force. Management believes that because these items are non-recurring in nature, adjusting the Company’s financial results to exclude these amounts provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to prior period results. Management uses income (loss) from continuing operations and operating income (loss) excluding these non-recurring items as an internal measure of business operating performance.

For the three and six month periods ended June 30, 2005, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating loss excluding an impairment of other long-lived assets recorded pursuant to SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and severance costs incurred for a reduction-in-force. Additionally, for the six month period ended June 30, 2005, the Company reports adjusted net loss, adjusted net loss per common share and adjusted operating loss excluding the costs incurred related to the potential acquisition of Hollywood Entertainment Corporation (“HEC”). Management believes that because these items are non-recurring in nature, adjusting the Company’s financial results to exclude these amounts provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results. Management uses income (loss) from continuing operations and operating income (loss) excluding these non-recurring items as an internal measure of business operating performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Reconciliation of adjusted net loss:
Income (loss) from continuing operations	$60.7	$(55.4)	$66.2	$(112.2)
Adjustments to reconcile net income (loss) from continuing operations to adjusted net loss:
Resolution of income tax audits	(91.2)	—	(97.9)	—
Costs incurred for store closures	9.1	—	15.3	—
Severance costs incurred for reduction-in-force, net of tax	—	4.4	9.5	5.6
Costs incurred for the potential acquisition of HEC, net of tax	—	—	—	7.7
Impairment of other long-lived assets, net of tax	—	6.4	—	6.4

Adjusted net loss	(21.4)	(44.6)	(6.9)	(92.5)
Preferred stock dividends	(2.8)	—	(5.6)	—

Adjusted net loss applicable to common stockholders:	$(24.2)	$(44.6)	$(12.5)	$(92.5)

Adjusted net loss per common share	$(0.13)	$(0.24)	$(0.07)	$(0.50)

Adjusted weighted average common shares outstanding—basic	186.9	183.7	186.8	183.7

Reconciliation of adjusted operating income (loss):
Operating income (loss):	$(6.4)	$(56.0)	$20.7	$(127.2)
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Costs incurred for store closures	9.1	—	15.3	—
Severance costs incurred for reduction-in-force	—	7.2	9.5	9.2
Costs incurred for the potential acquisition of HEC	—	—	—	12.6
Impairment of other long-lived assets	—	9.2	—	9.2

Adjusted operating income (loss)	$2.7	$(39.6)	$45.5	$(96.2)